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                                                                    Exhibit 23.4



               Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 2003 (except for Note 21, as to which the date is February 10, 2003) with respect to the consolidated financial statements of Bluegreen Corporation included in the Registration Statement (Form S-3) and related Prospectus of Levitt Corporation for the registration of 5,750,000 shares of its common stock.



West Palm Beach, Florida                             /s/ Ernst & Young LLP
March 11, 2004